Suite 200, 209-8th Avenue SW, Calgary, AB Canada T2P 1B8 Tel (604) 541-1415 Fax (604) 541-1416

February 15, 2005

e-mail: ron@stormcatenergy.com

Golden Eagle Energy Ltd.

700 – 736 – 6th Ave S.W.

Calgary, Alberta T2P 3T7

Fax #: 296-0798

Attention: Mr. Mike O’Byrne

Vice President, Land

Dear Sir,

Re:

Farmin and Assignment Agreement

Twps. 41 to 42 Rges. 3-7 W2M

Moose Mountain, Saskatchewan

Further to our telephone conversation, please accept this Agreement as describing the earning terms and conditions as between Golden Eagle Energy Ltd. (“Golden Eagle”) and Storm Cat Energy Corporation (“Storm Cat”) with respect to Storm Cat’s right to earn and being assigned an interest in the Farmout Lands as follows:

1.

Parties

Farmor: Golden Eagle Energy Ltd. Farmee: Storm Cat Energy Corporation

2.

Farmout Lands

Saskatchewan Petroleum and Natural Gas Special Exploratory Permit EPP-46(95,436.97 ha.)

Permit Dated:

June 8, 2004 (effective date June 15, 2004)

Lands:

Twp. 40,  Rge.  06  W2M:  1-3, 10-15, 22-27 & 34-36

Twp. 41,  Rge.  03  W2M:  1-36

Twp. 41,  Rge.  04  W2M:  1-36

Twp. 41,  Rge.  05  W2M:  1-36

Twp. 41,  Rge.  06  W2M:  1-36

Twp. 41,  Rge.  07  W2M:  1-3, 10-15 & 19-36

Twp. 42,  Rge.  03  W2M:  1-36

Twp. 42,  Rge.  04  W2M:  1-36

Twp. 42,  Rge.  05  W2M:  1-36

Twp. 42,  Rge.  06  W2M:  1-36

Twp. 42, Rge. 07 W2M: 1-36
Rights:	All P&NG
Presently Held:	Scott Oil & Gas Ltd.	50%
	Golden Eagle	50%*
Encumbrances:	Crown Royalty and 2.5% GORR payable to Mr. Mike Smith

*Note: Golden Eagle’s working interest in the Farmout Lands is subject to that further obligation of Golden Eagle to perform such obligations as provided for in that Property Swap and JOA Agreement, attached hereto as Schedule “A”, between Scott Oil & Gas Ltd. and Golden Eagle dated February 11, 2005 (the “Acquisition Agreement”) wherein Golden Eagle shall pay 100% of the relevant first two (2) years “Work Commitment” as defined in the Acquisition Agreement.

1.

Title

Farmor does not warrant title to the Farmout Lands, but covenants that to the best of its knowledge there are no adverse claims against the Farmout Lands and that it has not disposed of or otherwise encumbered its right in and to the Farmout Lands other than as provided for in the Acquisition Agreement and the Joint Operating Agreement dated February 10, 2005 attached hereto as Schedule “B” (the “JOA”). The Farmor does however warrant that it has the full right as provided for in the Acquisition Agreement as to a 50% working interest in and to the Farmout Lands and the right to make the disposition as herein provided.

2.

Technical Data

Farmor agrees to provide Farmee with access to and, where applicable, copies of all of relevant technical data in its possession relating to the Farmout Lands including any seismic, well logs, and/or other information available to the Farmor.

3.

Cash Payment and Assignment of Interest and Operatorship

(a)

Farmee agrees subject to paragraph 5(b) hereof to pay Farmor $750,000 within 10 days of Farmor’s execution and delivery of this Agreement to Farmee.

(b)

Upon execution of this Agreement Farmor agrees to:

(i)

assign to Farmee a 30% working interest (the “Assigned Interest”) in and to the Farmout Lands; and

(ii)

endeavour to have Farmee recognized under the title documents and JOA as to such Assigned Interest within 60 days of the Effective Date; and

(iii)

have Farmee appointed as Operator under the JOA within 90 days of the Effective Date.

Such rights and interests shall be assigned to Farmee as soon as reasonably practical, and Farmor shall do all things reasonable to effect same within those periods as described above.

6.

Fulfillment of Permit Work Commitments

Golden Eagle and Storm Cat agree to share the work commitment expenditures and obligations under the terms of the Petroleum and Natural Gas Special Exploratory Permit EPP-46 as follows until Payout (as defined in paragraph 9 herein):

(a)

with respect to the first 2 years work commitments (being $500,000) plus those expenditures as provided under paragraph 7 hereof, if applicable, such expenditures shall be shared:

Golden Eagle

5%

Storm Cat

95%

(b)

subsequent to the period as provided for in paragraph 6(a) herein and before Payout as provided for in paragraph 9 hereof, such work commitment expenditures shall be shared:

Scott Oil & Gas Ltd.

50%

Golden Eagle

5%

Storm Cat

45%

Such expenditures shall as between Golden Eagle and Storm Cat be shared according to the provisions of the JOA, subject to the above working interest shares and provisions. Storm Cat shall design, propose and carry out for the joint account, the work programs referred to above.

7.

Technical and Geological Expenses

Golden Eagle and Storm Cat agree to share those “technical and geological expenses” in the order of $100,000 as provided for in paragraph 6 of the Acquisition Agreement applicable to the Farmout Lands in the following interests:

Golden Eagle

5%

Storm Cat

95%

The parties hereto shall endeavor to have the expenses referred to in this paragraph 7 included into the work commitment expenditures under the provisions of the Petroleum and Natural Gas Special Exploratory Permit EPP-46 as provided for in paragraph 6(a) hereof.

8.

Other Expenditures

Any expenditures made for the joint account pursuant to the JOA relevant to the Farmout Lands, other than as provided in paragraphs 6 and 7 hereof (including annual rentals) shall be shared:

Scott Oil & Gas Ltd.	50%
Golden Eagle	20%
Storm Cat	30%

Such expenditures shall be proposed and made pursuant to the provisions of the JOA.

9.

Additional Interest Earned and Conversion

In additional to the 30% working interest assigned to Farmee by Golden Eagle pursuant to paragraph 5(b)(i) hereof, Golden Eagle shall assign an additional 15% working interest share (total working interest to Farmee for this period being 45%) from the Farmout Lands until Farmee has received produced petroleum substances in the amount of 2.5Bcf (or such equivalent) attributed to such 45% working interest share of petroleum substances produced from Farmout Lands (herein referred to as “Payout”).

Upon reaching Payout Farmee shall re-assign to Golden Eagle such 15% working interest share resulting in the working interest in the Farmout Lands then being as follows:

Scott Oil & Gas Ltd.

50%

Golden Eagle

20%

Storm Cat

30%

Upon Payout being reached the JOA shall apply and supercede this Agreement as and between the parties.

10.

Effective Date The Effective Date of this Agreement shall be February 15, 2005.

11.

Force Majeure All dates, excluding the Effective Date, are subject to force majeure and other special considerations, including but not limited to regulatory and environmental considerations.

The Parties hereto shall make all reasonable effort to remain within the time frames set forth herein.

If the foregoing terms meet with your approval, kindly indicate your concurrence by dating, signing and returning the duplicate copy of this Agreement to the undersigned on or before the close of business on February 17, 2005. Notwithstanding that the parties hereto may pursue more formal documentation relative to, among other things, the transfer of interests in the Farmout Lands, until such documentation is complete, this Agreement shall be binding on Storm

Cat and Golden Eagle, their respective successors and assigns

Yours truly,

Storm Cat Energy Corporation

“Scott Zimmerman”

Scott Zimmerman

President

cc: R. Sutsch

Foregoing Terms Agreed to and Accepted this ___ day of February, 2005. Golden Eagle Energy Ltd.

Per:

SCHEDULE “A”

Attached to and forming part of a Farmin and Assignment Dated February 15, 2005 from Storm Cat Energy Corporation to Golden Eagle Energy Ltd.

****** SIGNED COPY TO BE ATTACHED ******

February 11, 2005

Re:

Property Swap and JOA Agreement

Rocanville Area, Saskatchewan and Moose Mountain Area, Saskatchewan

Our file: 3-001 (a)

Dear Mr. Rogers:

Further to our recent discussions, Golden Eagle Energy Ltd. (“Golden Eagle”) herewith records the agreement reached between Scott Oil and Gas Ltd. (“Scott Oil”) and Golden Eagle relative to the subject.

Scott Oil and Golden Eagle agree as follows:

1.

Block “A” Lands:

Special Exploratory Permit, Block EP-56:

Twp. 40, Rge. 06 W2M: 1-3, 10-15, 22-27 & 34-36

Twp. 41, Rge. 03 W2M: 1-36

Twp. 41, Rge. 04 W2M: 1-36

Twp. 41, Rge. 05 W2M: 1-36

Twp. 41, Rge. 06 W2M: 1-36

Twp. 41, Rge. 07 W2M: 1-3, 10-15 & 19-36

Twp. 42, Rge. 03 W2M: 1-36

Twp. 42, Rge. 04 W2M: 1-36

Twp. 42, Rge. 05 W2M: 1-36

Twp. 42, Rge. 06 W2M: 1-36

Twp. 42, Rge. 07 W2M: 1-36

Scott Oil – 100% Working Interest

(236,160 acres, more or less, hereinafter referred to as the “Block “A” Lands”)

The Block “A” Lands are encumbered by the Crown Lessor Royalty and a 2.50% GORR.

2.

Block “B” Lands:

Twp. 16, Rge. 31 W1M: S ½ Section 13

Golden Eagle – 100% Working Interest

(hereinafter referred to as the “Block “B” Lands”)

The Block “B” Lands are encumbered by the Lessor’s Royalty only.

3.

Asset Exchange:

Golden Eagle shall assign to Scott Oil its entire interest in the Block “B” Lands in exchange for Scott Oil assigning to Golden Eagle 50% of its interest in the Block “A” Lands.

The value of the assigned interest in both Block “A” Lands and Block “B” Lands shall be

$750,000 each.

4.

Work Commitment:

Means, the $500,000 work commitment for the first two years ($250,000 per year) of the five year term of Special Exploratory Permit, Block EP-56 (the “Work Commitment”).

5.

Fulfilling the Work Commitment:

Golden Eagle shall at its sole cost and expense fulfill the said first two year Work

Commitment.

6.

Technical and Geological Expenses:

1.

Golden Eagle acknowledges that Scott Oil has incurred certain expenses, in developing the Moose Mountain prospect, such expenses are deemed to be $100,000. Golden Eagle shall reimburse Scott Oil for its technical, interpretive, geophysical and geological assistance during the first two years of the Special Exploratory Permit. (i.e. regardless of expenditures said reimbursement amount shall be $100,000).

Payments for the said technical and geological assistance shall be made in five equal payments as Golden Eagle fulfills the Work Commitment and where possible and acceptable such payments shall be included as part of the said Work Commitment.

7.

Effective Date:

The Effective Date of this Agreement shall be February 2, 2005.

8.

Assignment of Interest and Joint Operating Agreement:

All operations carried out on the Block “A” Lands, subsequent to Golden Eagle having fulfilled its obligations set forth in paragraphs 5 and 6 above shall be subject to the Joint Operating Agreement dated February 10, 2005 between Golden Eagle and Scott Oil.

9.

Force Majeure:

All dates, excluding the Effective Date, are subject to force majeure and other special considerations, including but not limited to regulatory and environmental considerations.

The Parties hereto shall make all reasonable effort to remain within the time frames set forth herein.

Notwithstanding Golden Eagle may bring in a partner for the Work Commitment on the Block “A” Lands, Scott Oil shall look solely to Golden Eagle for performance under the terms of this Agreement.

If the foregoing sets forth your understanding of the agreement reached between Scott Oil and Golden Eagle, please so indicate by signing this Letter Agreement in the space provided below following which return one signed copy to Golden Eagle. Notwithstanding that the parties hereto will pursue more formal documentation relative to, among other things, the transfer of interests in the Block “A” and Block “B” Lands, until such documentation is complete, this Letter Agreement shall be binding on Scott Oil and Golden Eagle, their respective successors and assigns.

Yours truly,

Golden Eagle Energy Ltd.

Ronald Hietala – President Accepted and agreed to as of

February 12, 2005

Scott Oil and Gas Ltd.

Scott Rogers – President

SCHEDULE “B”

Attached to and forming part of a Farmin and Assignment Dated February 15, 2005 from Storm Cat Energy Corporation to Golden Eagle Energy Ltd.

****** SIGNED COPY TO BE ATTACHED ******
JOINT OPERATING AGREEMENT

MOOSE MOUNTAIN AREA, SASKATCHEWAN

THIS AGREEMENT made as of the 10th day of February, A.D. 2005,

BETWEEN:

GOLDEN EAGLE ENERGY LTD., a body corporate, having an office at the City of Calgary in the Province of Alberta (herein called “Golden Eagle”)

- and -

SCOTT OIL AND GAS LTD., a body corporate, having an office at the City of

Calgary in the Province of Alberta (herein called “Scott Oil”)

WHEREAS the Parties hereto hold the joint lands and the title documents in the respective undivided working interests set forth herein; and

WHEREAS the Parties hereto desire to provide for the maintenance of the title documents and for the conduct of operations on the joint lands.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, mutual covenants and agreements herein set forth and contained, the Parties hereto do hereby covenant and agree as follows:

1.

INTERPRETATION:

(a)

Definitions:

In this Agreement, including the recitals and the Schedules, unless the context otherwise requires or unless otherwise specifically stated herein, the definitions contained in Clause 101 of the Operating Procedure shall apply and in addition the following terms and phrases shall have the following meanings, namely;

(i)

“Effective Date” means the 10th day of February A.D., 2005; and

(ii)

“Encumbrances” means those royalties, overriding royalties, production payments, net profits interests or other charges of a similar nature (other than the lessor royalty under the title documents), if any, applying against the joint lands or the production or proceeds of production of petroleum substances therefrom that are described as “Encumbrances” in Schedule “A” of this Agreement; and

(iii)

“joint lands” means the lands set forth and described under the heading “joint lands” in Schedule “A” hereto and so much thereof and rights thereto and interests therein as are granted by the title documents and as shall remain subject to this Agreement from time to time; and

(iv)

“Operating Procedure” means the documents comprising Schedule “B” hereto, including the Accounting Procedure and all other exhibits and schedules, if any, attached thereto and made a part thereof; and

(v)

“Party” means a person, corporation, partnership or body politic bound by this Agreement and, unless otherwise specifically stated in this Agreement, includes a “party” as defined in and bound by the Operating Procedure; and

(vi)

“title documents” means the documents of title set forth and described under the heading “title documents” in Schedule “A” hereto by virtue of which the Parties are entitled to drill for, win, take or remove petroleum substances underlying the joint lands, and all renewals, extensions or continuations thereof or further documents of title issued pursuant thereto.

b.

Headings:

The headings of the Clauses of this Agreement and the Schedules attached hereto are inserted for convenience of reference only and shall not affect the meaning, interpretation or construction thereof.

c.

References:

Whenever the singular or masculine or neuter is used in this Agreement or the Schedules, the same shall be construed as meaning plural or feminine or body politic or corporate and vice versa, as the context so requires.

d.

Conflicts with Title Documents:

If any term or condition of this Agreement or the Schedules attached hereto conflicts with any term or condition in the title documents or any Regulation applicable thereto, then Clause 107 of the Operating Procedure shall apply to any such conflict.

(e)

Conflicts with Schedules:

If any term or condition of this Agreement conflicts with any term or condition of any Schedule hereto, the provisions of this Agreement shall prevail.

2.

SCHEDULES:

The following Schedules are attached to and made part of this Agreement:

(a)

Schedule “A” which sets forth and describes the title documents, the joint lands and the Encumbrances, if any; and

(b)

Schedule “B” which is the Operating Procedure.

3.

WARRANTY OF TITLE:

The Parties to this Agreement do not warrant title to the title documents or to the rights purportedly granted by the title documents in and to the joint lands but each Party covenants that it is duly qualified pursuant to the Regulations to hold the working interests herein ascribed to it in the title documents and the rights granted thereby in and to the joint lands.

No Party shall do or cause to be done any act, nor make or cause to be made any omission, whereby the title documents, or the rights granted thereby in and to the joint lands, become subject to termination or become encumbered in any such way so as to adversely affect the interests of any other Party to this Agreement.

4.

EFFECTIVE DATE:

Notwithstanding the actual date of execution by a Party, upon execution by all Parties hereto this Agreement shall be effective as of the Effective Date.

5.

WORKING INTERESTS:

The working interests of the Parties in the title documents and the joint lands are as follows:

Golden Eagle

- fifty (50.00%) percent

Scott Oil

- fifty (50.00%) percent

6.

APPLICATION OF OPERATING PROCEDURE:

The Parties hereto agree that from and after the Effective Date and subject to Clause 1(e) hereof, the Operating Procedure shall apply in respect to all matters relating to the exploration, development, and operation of the joint lands and the maintenance of the title documents.

7.

OPERATOR:

The Parties hereby appoint Golden Eagle as Operator and Golden Eagle accepts such appointment and agrees to act in such capacity in accordance with the provisions of this Agreement and the Operating Procedure.

8.

INCORPORATION OF CAPL ASSIGNMENT PROCEDURE

The 1993 CAPL Assignment Procedure (or the most current replacement therefor that has been endorsed by the Canadian Association of Petroleum Landman for use at the relevant time) is incorporated by reference into this Agreement and will be deemed to apply as if it had been included as a Schedule. Clause 2404 of the Operating Procedure is superseded by the said Assignment Procedure which will apply to the recognition process with respect to all dispositions made under Article XXIV of the Operating Procedure but will not apply (and is not required) for other assignments made between the Parties by operation of any other provision of this Agreement or the Operating Procedure.

9.

EXTENSION UNDER ALBERTA LIMITATIONS ACT

The Parties agree that the two (2) year period for seeking a remedial order under section 3(1)(a) of the Limitations Act (Alberta), as amended, for any claim (as defined in that Act) arising in connection with this Agreement is extended to:

(a)

for claims disclosed by an audit, two (2) years after the expiry of the time this Agreement permitted that audit to be performed; and

(b)

for all other claims, four (4) years.

(a)

10.

LAWS AND COURTS:

This Agreement shall be construed in accordance with the laws of the Province of Alberta and the courts having exclusive original jurisdiction with respect to any matter or thing arising directly or indirectly relating to this Agreement shall be the Courts of the Province of Alberta and each of the Parties hereto hereby irrevocably attorns to the jurisdiction of the Courts of Alberta.

11.

MISCELLANEOUS:

(a)

This Agreement supersedes and replaces all previous agreements, whether written or oral, and all memoranda and correspondence among the Parties with respect to the subject matter of this Agreement.

(b)

Subject to the terms contained herein, this Agreement shall continue for the life of the title documents and until all wells on the joint lands have been plugged and abandoned, all equipment thereon salvaged, and final settlement of accounts has been made among the Parties.

(c)

If any clause, provision or condition of this Agreement becomes illegal or unenforceable, it shall be considered separate and severable from this Agreement and the remaining provisions and conditions shall continue in full force and be binding upon the Parties hereto as though the said clause, provision or condition was no longer included.

(d)

The Parties hereto hereby covenant so long as this Agreement is in force and effect, to comply with all Regulations with respect to anything done, or purported to be done, pursuant to this Agreement and with respect to the operations carried out hereunder.

(e)

No waiver by any Party of any term of this Agreement shall take effect or be binding upon that Party unless the same be expressed in writing and any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

(f)

The terms, covenants and conditions of this Agreement shall extend and enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, as the case may be.

(g)

Time is of the essence of this Agreement.

(a)

12.

ADDRESSES OF THE PARTIES:

The address for service of notices under this Agreement and Article XXII of the Operating Procedure for each of the Parties hereto is as follows:

Scott Oil and Gas Ltd.

Golden Eagle Energy Ltd.

38, Citadel Peak Mews NW

Suite 700, 736 – 6th Avenue, SW

Calgary, Alberta T3G 4H6

Calgary, AB

T2P 3T7

13.

FURTHER ASSURANCES :

The Parties hereto shall from time to time and at all times do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

14.

EXECUTION IN COUNTERPART:

This Agreement may be executed by the Parties in as many counterparts as are required and when each party has executed a counterpart, all counterparts together shall constitute one agreement.

IN WITNESS WHEREOF THE PARTIES hereto have duly executed this Agreement as of the Effective Date.

SCOTT OIL AND GAS LTD.

GOLDEN EAGLE ENERGY LTD.

Scott Rogers

Ronald Hietala

President

President

Attachment

SCHEDULE "A"

Attached to and forming part of a Joint Operating Agreement dated February 10, 2005 between Golden Eagle Energy Ltd. and Scott Oil and Gas Ltd.

“Title Documents”	“Joint Lands”	“Working Interest”

Saskatchewan Special Exploratory Permit Block EP-56	Permit Block EP-56 (Various Sections in Twp.’s 40-42, Rge’s 3-7 W2M, Saskatchewan)	Golden Eagle 50.00% Scott Oil 50.00%

Encumbrances:

Saskatchewan Crown Royalty and 2.50% GORR

Special Exploratory Permit, Block EP-56:
Twp. 40, Rge. 06 W2M:	1-3,	10-15, 22-27 & 34-36
Twp. 41, Rge. 03 W2M:	1-36
Twp. 41, Rge. 04 W2M:	1-36
Twp. 41, Rge. 05 W2M:	1-36
Twp. 41, Rge. 06 W2M:	1-36
Twp. 41, Rge. 07 W2M:	1-3,	10-15 & 19-36
Twp. 42, Rge. 03 W2M:	1-36
Twp. 42, Rge. 04 W2M:	1-36
Twp. 42, Rge. 05 W2M:	1-36
Twp. 42, Rge. 06 W2M:	1-36
Twp. 42, Rge. 07 W2M:	1-36